EXHIBIT 21.1

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT



                                                                     PLACE OF
   NAME                                                           ORGANIZATION
 --------                                                         ------------
Columbia Analytical Services, Inc.                                  Washington

EMCON Alaska, Inc.                                                    Alaska

ET Environmental Corporation (50/50 Joint Venture
with The Turner Construction Company)                                Delaware

EOC Corporation                                                      Delaware

Monterey Landfill Gas Corporation                                   California

Organic Waste Technologies, Inc.                                     Delaware

Yolo Landfill Gas Corporation                                       California






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